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                                                                   EXHIBIT 99.1

Omega Environmental, Inc.
Debtor in Possession Case #  97-06084
December 31, 1997 Financial Reporting Information

Notes to Financial Statement Information

The financial statement information presented is unaudited and does not comply with generally accepted accounting principles. Additionally, significant estimates were used in the preparation of this financial statement information and actual results may vary significantly from these estimates.

As of December 31, 1997, the Company's borrowings under the debtor-in-possession financing agreement with BNY Financial Corporation ("BNYFC") were $20,097,103 which exceeded the $17,000,000 borrowing limit in the debtor-in-possession financing agreement by $3,097,103. Additionally, the Company's borrowings exceeded the collateral formula by 11,436,000. Omega is currently negotiating with BNYFC for an extension of its debtor-in-possession financing agreement to carry it through the reorganization process. To date, however, Omega has been unable to reach agreement with BNYFC.